Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Miromatrix Medical Inc. of our report dated March 26, 2021, relating to the financial statements as of December 31, 2020 and 2019 and for the years then ended, and to the reference to our Firm under the caption "Experts".

/s/ BAKER TILLY US, LLP

Minneapolis, Minnesota
June 10, 2021